EXHIBIT 10.3

AMENDMENT NO.1 TO THE SHARE EXCHANGE AGREEMENT

THIS AMENDMENT NO.1 TO THE SHARE EXCHANGE AGREEMENT (hereinafter referred to as this "Agreement") is entered into as of this 3rd day of October, 2014 by and between IFAN Financial, Inc., a Nevada corporation (hereinafter together with its subsidiaries referred to as “IFAN”) and MobiCash America, Inc. D/B/A Quidme., a California corporation (hereinafter together with its subsidiaries referred to as "QUIDME"), refer to the Share Exchange Agreement (“Agreement”) signed on June 6, 2014, upon the following premises:

Premises

NOW THEREFORE, in consideration of the mutual covenants, agreements, representations and warranties contained in the Original Share Exchange Agreement signed and dated June 6, 2014, the parties hereto agree as follows:

1.

That the $500,000 funding to support the continued development and the commercialization of QUIDME’s technology, will be provided as described in the attached “Exhibit A”

2.

The clause regarding the share exchange under “ARTICLE III THE SHARE EXCHANGE”, “Section 3.01 The Share Exchange” is hereby amended below. The Parties agree to delete the original Section 3.01 of the Agreement and replace it with:

Section 3.01 The Share Exchange. On the terms and subject to the conditions set forth in this Agreement, on the Closing Date (as defined in Section 3.03), IFAN will acquire 100% of the issued and outstanding securities of QUIDME in exchange for the issuance of 61,858 shares of IFAN Series A Preferred Stock, par value $.001 per share.

3.

The clause regarding the closing under “ARTICLE III THE SHARE EXCHANGE”, “Section 3.02 Closing” is hereby amended below. The Parties agree to delete the original Section 3.02 of the Agreement and replace it with:

Section 3.02 Closing. The closing ("Closing") of the transactions contemplated by this Agreement shall be on a date, at such place and at such time as the parties may agree ("Closing Date"), but not later than October 3, 2014, subject to the right of IFAN to extend such Closing Date by up to an additional sixty days. This Agreement shall be deemed effective upon the satisfactory delivery of all definitive transaction documents including the schedules which are made a part hereof and the audited financial statements and accountant’s opinion as defined in Section 1.04.

4.

The clause regarding the closing under “ARTICLE IV SPECIAL COVENANTS”, “Section 4.08 (b) Management” is hereby amended below. The Parties agree to delete the original Section 4.08 (b) of the Agreement and replace it with:

Section 4.08 Management (b). On the Closing date, Menya shall be appointed President of the QUIDME operating subsidiary, and will be elected a Director and Chief Technology Officer of IFAN. It is anticipated that IFAN will have five (5) board members including Menya, Scholl, Mizer, and two (2) independent, outside directors.

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, the parties have executed this Amendment No 1., to the SHARE EXCHANGE AGREEMENT on the date first above written.

IFAN Financial Inc.

MobiCash America, Inc.

/s/ J. Christopher Mizer

/s/ Christopher Menya

J. Christopher Mizer

Christopher Menya

Chairman and Chief Executive Officer

Chief Executive Officer

Exhibit A